UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2019

Spirits Time International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-151300

20-3455830

(Commission File Number)

(IRS Employer ID No.)

1661 Lakeview Circle, Ogden, UT 84403

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (801) 399-3632

(Former Name or Former Address, if Changed Since Last Report) NA

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01. Other Events

The Company acquired certain assets from Human Brands, International, Inc. (“HBI”) on September 28, 2018, and in connection therewith, paid HBI $50,000 in cash and issued HBI 3,500,000 shares of the Company’s common stock.  On November 5, 2018, HBI, through its president, executed a Proxy granting Mark Scharmann, the President of the Company, a proxy to vote 300,000 shares of the 3,500,000 of the Company’s common stock issued to HBI. The intent of the proxy was to clarify the parties’ intent that HBI was not to be in control of the Company.  The Company’s president, and the president of HBI, discussed the proxy issue in November 2018.  Although, the proxy was signed November 5, 2018, it was dated September 28, 2018 as it was the intent of the Company that the proxy be deemed to be effective retroactively to September 28, 2018.  The Company believed that HBI also intended that the proxy be effective retroactively to September 28, 2018.

In order to avoid any doubt that the Company’s intent that the proxy, was meant to be of retroactive effect, the Company and proxy holder Mark Scharmann have terminated the proxy and such proxy is of no further force or effect. HBI has full voting rights as to the 300,000 shares described in the proxy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  Dated: May 28, 2019

SPIRITS TIME INTERNATIONAL, INC.

 By: /s/ Mark A. Scharmann

Mark A. Scharmann, President

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